UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

Innovative Industrial Properties, Inc.

(Einnxact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2017, IIP-MD 1 LLC ("Landlord"), a wholly owned subsidiary of IIP Operating Partnership, LP, the operating partnership subsidiary of Innovative Industrial Properties, Inc. (the “Company”), entered into an amendment (the “Lease Amendment”) to its lease (the “Lease”) with Holistic Industries LLC (“Holistic”) for the property located at 9220 Alaking Court in Capitol Heights, Maryland (the “Property”). The Lease Amendment rescinded the $1.9 million rent reserve funded by the Landlord for the estimated base rent and property management fee payable from month four through month twelve under the Lease, and in lieu thereof, provides that Landlord will reimburse Holistic for up to an additional $1.9 million of tenant improvements at the Property, such that a total of $5.9 million is reimbursable by the Landlord to Holistic for tenant improvements (collectively, the “TI Allowance”). Pursuant to the Lease Amendment, Holistic requested reimbursement of the entire TI Allowance, and Holistic and Landlord agreed to exercise commercially reasonable efforts to satisfy the conditions under the Lease such that Landlord shall disburse the full TI Allowance to Holistic by October 2, 2017. Provided that such TI Allowance is disbursed in full on or before October 31, 2017, the monthly base rent and property management fee owed by Holistic to Landlord for the initial term of the Lease is as set forth in an exhibit to the Lease Amendment.

Pursuant to the Lease Amendment, Holistic shall pay the monthly base rent and property management fee directly to the Landlord, commencing retroactively as of August 26, 2017. Concurrent with the execution of the Lease Amendment, Holistic paid to the Landlord $205,000, a stipulated amount on account of the base rent and the property management fees payable from August 26, 2017 (the expiration of the rent abatement period) through September 30, 2017. Holistic shall continue to pay additional base rent of $26,259.74 per month, commencing on August 26, 2017, which represented the payment by Holistic to the Landlord of the rent reserve amount amortized over the remaining initial term of the Lease.

Also on September 25, 2017, in consideration for the elimination of the rent reserve, Richard Cohen, a principal of Holistic, executed an amendment to his limited guaranty with respect to Holistic's obligations under the Lease, which was attached as an exhibit to the Lease Amendment and which provides that, in addition to Mr. Cohen's existing guaranty of Holistic's obligations under the Lease of up to $3 million, Mr. Cohen shall guaranty the payment of the base rent and property management fee obligations due under the Lease from September 1, 2017 through May 31, 2018.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Lease Amendment, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit
10.1	First Amendment dated September 25, 2017 to Lease Agreement dated May 26, 2017 between IIP-MD 1 LLC and Holistic Industries LLC.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the Lease Amendment, are forward looking statements. When used in this press release, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2017	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	First Amendment dated September 25, 2017 to Lease Agreement dated May 26, 2017 between IIP-MD 1 LLC and Holistic Industries LLC.